SCHEDULE 14A INFORMATION

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AllianceBernstein National Municipal Income Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND, INC.

ALLIANCEBERNSTEIN NATIONAL MUNICIPAL INCOME FUND, INC.

66 Hudson Boulevard East, New York, New York 10001

Toll Free (800) 221-5672

June 23, 2026

Dear Stockholders:

The Boards of Directors (each, a “Board” and, collectively, the “Boards”) of AllianceBernstein Global High Income Fund, Inc. and AllianceBernstein National Municipal Income Fund, Inc. (each, a “Fund” and, collectively, the “Funds”) are pleased to invite you to the Joint Meeting of Stockholders (the “Meeting”) to be held on August 3, 2026. The accompanying Notice of Joint Meeting of Stockholders and the Proxy Statement present one proposal (the “Proposal”) to be considered and voted on at the Meeting.

Your vote truly matters! No matter how many shares you own, your participation is important. Please take a moment to review the Proposal in the enclosed Proxy Statement.

At the Meeting, stockholders will be asked to consider and vote on the Proposal. Under the Proposal, stockholders of each Fund will be asked to approve a new investment advisory agreement with AllianceBernstein L.P., the investment adviser to the Funds (the “Adviser”). The approval of new advisory agreements is being proposed as a result of certain anticipated changes in the ownership of the Adviser in connection with a planned merger of its majority owner, which is described in more detail in the accompanying Proxy Statement. Your vote is necessary to ensure the Funds can continue to be managed by the Adviser without interruption. No changes to fees, portfolio management, or the services provided are expected.

Each Board has concluded that the new investment advisory agreement is advisable and in the best interests of its respective Fund, and unanimously recommends that you vote “FOR” the Proposal.

Your attendance at the Meeting is not necessary. Voting is easy – you can vote in one of five ways:

•	By Internet through the website listed on your Proxy Card(s);
•	By telephone by calling the toll-free number listed on your Proxy Card(s) and following the recorded instructions;
•	By mail by signing and dating your Proxy Card(s) and returning it in the postage paid envelope;
•	By voting at the virtual Meeting on August 3, 2026;
•	By live agent by calling the Funds’ proxy solicitor, Sodali & Co., toll free at (800) 344-6156.

If you have any questions or need assistance, please call the Funds’ proxy solicitor, Sodali & Co., toll free at (800) 344-6156. Thank you for taking the time to participate in this important process.

Sincerely,

Onur Erzan

President

QUESTIONS AND ANSWERS

Q.	WHY DID YOU SEND ME THIS BOOKLET?

A.

Stockholders are being asked to approve new investment advisory agreements, as discussed in more detail below. This booklet contains the Notice of Joint Meeting of Stockholders and the Proxy Statement that provides information you should review before voting on the proposal (the “Proposal”) that will be presented at the Joint Meeting of Stockholders (the “Meeting”) of AllianceBernstein Global High Income Fund, Inc. and AllianceBernstein National Municipal Income Fund, Inc. (each, a “Fund” and, collectively, the “Funds”).

You are receiving these proxy materials because you own shares of a Fund as of the close of business on June 12, 2026 (the “Record Date”) (we refer to the holders of shares as “stockholders”). As a stockholder, you have the right to vote on the Proposal concerning your investment in a Fund, but only with respect to the Fund or Funds in which you owned shares as of the Record Date.

Q.	WHY AM I BEING ASKED TO APPROVE NEW INVESTMENT ADVISORY AGREEMENTS?

A.

As required by the Investment Company Act of 1940, as amended (the “1940 Act”), each Fund’s current investment advisory agreement with AllianceBernstein L.P. (the “Adviser”) automatically terminates in the event of an assignment, which includes a direct or indirect transfer of a controlling block of the voting securities of the Adviser. This provision effectively requires a Fund’s stockholders to vote on a new investment advisory agreement if the Adviser experiences a direct or indirect transfer of a controlling block of its voting securities for purposes of the 1940 Act.

As described in more detail in the Proxy Statement, Equitable Holdings, Inc. (“Equitable”), the holder of a majority of the partnership interests in the Adviser and the indirect parent of AllianceBernstein Corporation, the general partner of the Adviser, has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Corebridge Financial, Inc. (“Corebridge”), and various Corebridge subsidiaries, to effect an all-stock merger transaction to combine their respective businesses into a newly formed company. It is anticipated that as a result of the merger, Equitable stockholders will own approximately 49% of the combined company and Corebridge stockholders will own approximately 51% of the combined company. This may constitute an indirect transfer of a “controlling block” of voting securities of the Adviser and an “assignment” causing a termination of each Fund’s current investment advisory agreement. To ensure continuation of the advisory services provided to each Fund, stockholders are being asked to approve a new investment advisory agreement.

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The transaction is not expected to result in any changes to the contractual investment advisory fees charged to the Funds, the portfolio management of any Fund, or the nature and quality of services provided by the Adviser.

Q.	WHO IS ASKING FOR MY VOTE?

A.

The Board of Directors of each Fund (each, a “Board” and, collectively, the “Boards”) is asking you to vote at the Meeting on the Proposal. Details regarding the Proposal are set forth in the Proxy Statement. The Proposal is to consider and vote upon the approval of a new investment advisory agreement for each Fund with the Adviser.

Q.	HOW DO I VOTE MY SHARES?

A.

You can vote your shares online, by phone, or by mail. To vote online or by phone use the instructions and control numbers on your Proxy Card or Notice of Joint Meeting of Stockholders, as applicable. To vote by mail, complete, sign, and date your Proxy Card, then return it in the postage-paid envelope. If you have questions related to the Meeting or need help voting, contact Sodali & Co. at (800) 344-6156.

You can help reduce stockholder costs by voting promptly. Your vote is important, regardless of the number of shares that you own. Please read the enclosed materials and vote your shares.

Q.	WILL THE PROPOSED INVESTMENT ADVISORY AGREEMENTS AFFECT THE PORTFOLIO MANAGEMENT OR INVESTMENT STRATEGY OF ANY FUND?

A.

No. The investment objectives, principal investment strategies, investment processes and principal risks of the Funds will not change as a result of entering into the proposed new investment advisory agreements with the Adviser. Further, there are no anticipated changes to the portfolio management team of any Fund in connection with the proposed agreements.

Q.	DO THE PROPOSED INVESTMENT ADVISORY AGREEMENTS DIFFER FROM THE CURRENT ADVISORY AGREEMENTS?

A.

No. The proposed new investment advisory agreements are identical in all material respects to the current investment advisory agreements, except with respect to the effective and termination dates. If the new agreements are approved and become effective, the Adviser will continue to provide advisory services to the Funds on the same terms and at the same contractual advisory fee rates as provided under the current investment advisory agreements, subject to any expense limitation. There is no anticipated change in the level, nature, or quality of services provided to the Funds by the Adviser.

Q.	WHAT HAPPENS IF STOCKHOLDERS OF A FUND DO NOT APPROVE THE PROPOSED INVESTMENT ADVISORY AGREEMENT?

A.

If the stockholders of a Fund do not approve the proposed new investment advisory agreement of the Fund and no direct or indirect transfer of a controlling block of the Adviser’s voting securities occurs, the Adviser would continue to serve as adviser to the Fund under the current advisory agreement.

If the stockholders of a Fund do not approve the proposed new investment advisory agreement and a direct or indirect transfer of a controlling block of the Adviser’s voting securities occurs, the current investment advisory agreement would terminate and the Adviser would not be able to serve as adviser to the Fund to provide for continuity of service. Under these circumstances, the Board would need to take appropriate action, which could include, among other things, allowing the Fund to operate under an interim advisory agreement with a duration of no more than 150 days (which agreement has been approved by the Board, as discussed in the Proxy Statement).

If the stockholders of a Fund have not approved the proposed new investment advisory agreement by the expiration of the interim advisory agreement, the Board would need to consider other actions for the Fund, such as seeking approval of a new investment advisory agreement, liquidating the Fund, reorganizing the Fund with and into another investment company, or relying on other legal precedent or analysis in proceeding under the current investment advisory agreement.

Q.	HOW DO THE BOARDS RECOMMEND I VOTE?

A.	Each Board recommends that you vote “FOR” the Proposal.

Please note that each Board has considered the Proposal and is recommending and asking that you vote for the Proposal only with respect to the Fund that it oversees.

Q.	WHO IS ELIGIBLE TO VOTE?

A.

Stockholders of record of the Funds as of the close of business on June 12, 2026 are entitled to vote at the Meeting or any postponement or adjournment of the Meeting. You will be entitled to vote only on the Proposal with respect to the Fund or Funds of which you were a stockholder on the Record Date. If you owned shares on the Record Date, you have the right to vote even if you later redeemed the shares.

Q.	WHAT ROLE DO THE BOARDS PLAY?

A.

The business and affairs of each Fund are overseen by that Fund’s Board. Each Director of a Fund has an obligation to act in what he or she believes to be the best interests of the Fund, including approving and recommending the Proposal in the Proxy Statement for that Fund.

Q.	HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL?

A.

The approval of the Proposal for a Fund requires the affirmative vote of the holders of a majority of that Fund’s outstanding voting securities as defined in the 1940 Act, which means the lesser of (a) 67% or more of the shares of the Fund represented at a meeting at which more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. The stockholders of each Fund vote separately on the Proposal. An abstention or broker non-vote, if any, will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the Proposal.

Q.	WHAT IF THE PROPOSAL DOES NOT RECEIVE SUFFICIENT VOTES BY THE TIME OF THE MEETING?

A.

If there are not sufficient votes by stockholders of a Fund to approve the Proposal by the time of the Meeting, the Meeting for the Fund is expected to be postponed or adjourned to permit further solicitation of proxy votes. If the Proposal is not approved at any final adjournment of such Meeting, the Board will consider what action, if any, would be in the best interests of the stockholders, which could include one of the actions noted above.

Q.	HOW CAN I AUTHORIZE PROXIES TO CAST MY VOTE?

A.

Please follow the instructions included on the enclosed Proxy Card or on the Important Notice Regarding the Availability of Proxy Materials for the Joint Meeting of Stockholders to be Held on August 3, 2026. If you have questions related to the Meeting or need help voting, contact Sodali & Co. at (800) 344-6156.

Q.	WHAT IF I WANT TO REVOKE MY PROXY?

A.

You can revoke your proxy at any time prior to its exercise (i) by giving written notice to the Secretary of a Fund at 66 Hudson Boulevard East, New York, New York 10001, (ii) by authorizing a later-dated proxy (either by signing and submitting another Proxy Card or by calling (800) 344-6156) or (iii) by voting at the virtual Meeting. Please note that attendance at the Meeting without voting will not be sufficient to revoke a previously authorized proxy. If you hold your shares through an intermediary, such as a bank or broker, and would like to change your voting instructions, please follow the instructions provided to you by your intermediary.

Q.	WHO WILL COVER THE COSTS OF THIS PROXY SOLICITATION?

A.

It is expected that the Adviser will bear the proxy solicitation costs, including the printing and mailing of proxy materials, as well as the legal expenses of Fund counsel and local/state counsel relating thereto.

Q.	WHOM DO I CALL IF I HAVE QUESTIONS REGARDING THE PROXY?

A.	Please call (800) 344-6156 if you have questions.

v

ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND, INC.

ALLIANCEBERNSTEIN NATIONAL MUNICIPAL INCOME FUND, INC.

66 Hudson Boulevard East, New York, New York 10001

Toll Free (800) 221-5672

NOTICE OF JOINT MEETING OF STOCKHOLDERS

SCHEDULED FOR AUGUST 3, 2026

To the Stockholders of the Funds:

Notice is hereby given that a Joint Meeting of Stockholders (the “Meeting”) of AllianceBernstein Global High Income Fund, Inc. and AllianceBernstein National Municipal Income Fund, Inc. (each, a “Fund” and, collectively, the “Funds”) will be held on August 3, 2026, at 3:00 p.m., Eastern Time. The Meeting is designated as a “Special” stockholder meeting of the Funds.

The Meeting will be held to consider and vote on the following proposal, which is more fully described in the accompanying Proxy Statement dated June 23, 2026:

•	To consider and vote upon the approval of a new investment advisory agreement for each Fund with AllianceBernstein L.P. (the “Proposal”).

Only the business set forth in this Notice of Joint Meeting of Stockholders may be brought before the Meeting.

The Boards recommend that stockholders vote “FOR” the Proposal. The enclosed proxy for each Fund is being solicited on behalf of the Board of Directors of that Fund.

The Meeting will be held in a virtual meeting format only, which will be conducted online. Stockholders may attend and vote at the virtual Meeting by following the instructions included in the accompanying Proxy Statement.

Any stockholder of record of a Fund as of the close of business on June 12, 2026 is entitled to notice of, and to vote at, the Meeting or any postponement or

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adjournment thereof. The Proxy Statement and accompanying materials, or an Important Notice Regarding the Availability of Proxy Materials for the Joint Meeting of Stockholders to be Held on August 3, 2026 (the “Notice of Internet Availability of Proxy Materials”), are being mailed to stockholders on or about June 24, 2026.

By Order of the Boards of Directors,

Nancy E. Hay

Secretary

New York, New York

June 23, 2026

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YOUR VOTE IS IMPORTANT

If you received a Proxy Card in the mail, please indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. You may also authorize proxies to cast your vote by telephone or through the Internet. To do so, please follow the instructions on the enclosed Proxy Card or on the Notice of Internet Availability of Proxy Materials. Your vote is very important no matter how many shares you own. Please mark and mail or otherwise authorize your proxy promptly in order to save the Funds any additional cost of further proxy solicitation and in order for the Meeting to be held as scheduled.

The [A/B] Logo is a service mark of AllianceBernstein and AllianceBernstein® is a registered trademark used by permission of the owner, AllianceBernstein L.P.

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PROXY STATEMENT

ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND, INC.

ALLIANCEBERNSTEIN NATIONAL MUNICIPAL INCOME FUND, INC.

66 Hudson Boulevard East

New York, New York 10001

JOINT MEETING OF STOCKHOLDERS

August 3, 2026

INTRODUCTION

This is a combined Proxy Statement for AllianceBernstein Global High Income Fund, Inc. (“AGHIF”) and AllianceBernstein National Municipal Income Fund, Inc. (“ANMIF”) (each, a “Fund” and, collectively, the “Funds”). Each of the Boards of Directors (each, a “Board” and, collectively, the “Boards”) is soliciting proxies for a Joint Meeting of Stockholders of the Funds (the “Meeting”) to consider and vote on a proposal (the “Proposal”) to approve a new investment advisory agreement for each Fund with AllianceBernstein L.P. (the “Adviser”). The Proposal is being recommended by that Board for the Fund that it oversees.

The Funds are sending you this Proxy Statement to ask for your vote on the Proposal. The Meeting will be held on August 3, 2026 at 3:00 p.m., Eastern Time. The Meeting will be held in a virtual meeting format only, which will be conducted online via a live webcast. You will be able to attend and participate in the Meeting online. You may vote during the Meeting by following the instructions available on the Meeting website during the Meeting. There is no physical location for the Meeting.

The solicitation will be made primarily by mail and may also be made by telephone or through the Internet. It is expected that the Adviser will bear the proxy solicitation costs, including the printing and mailing of proxy materials, as well as the legal expenses of Fund counsel and local/state counsel relating thereto. Stockholders will receive either a copy of this Proxy Statement and the accompanying proxy materials, which are expected to be mailed on or about June 24, 2026, or an Important Notice Regarding the Availability of Proxy Materials for the Joint Meeting of Stockholders to be Held on August 3, 2026 (the “Notice of Internet Availability of Proxy Materials”), which is expected to be mailed on or about June 24, 2026.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Sodali & Co. (“Sodali”), the Funds’ tabulator. You may forward an email from your intermediary or attach an image of your legal proxy to sfs-meetinginfo@sodali.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on Thursday, July 30, 2026. You will receive a confirmation email from sfs-meetinginfo@sodali.com of your registration and instructions that will allow you to vote at the Meeting. Stockholders are encouraged to access the Meeting website prior to the start time to allow ample time to log into the Meeting webcast and test their computer system. For questions relating to participation at the Meeting by remote communication, please call Sodali at (888) 394-9364.

Any stockholder who owned shares of a Fund as of the close of business on June 12, 2026 (the “Record Date”) is entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Each share is entitled to one vote, and each fractional share is entitled to a proportionate fractional vote. At the Meeting, the holders of the preferred stock of ANMIF will have equal voting rights with the holders of the common stock of ANMIF (e.g., one vote per share) and will vote together with the holders of the common stock as a single class on the Proposal. The Meeting is designated as a “Special” stockholder meeting of the Funds.

Whether or not you plan to attend the Meeting, we urge you to authorize a proxy to vote your shares in advance of the Meeting by one of the methods described in the proxy materials for the Meeting.

As permitted by law, a Fund may deliver one copy of this Proxy Statement to such Fund’s stockholders residing at the same address, unless such stockholders have notified the Fund of their desire to receive multiple copies of the stockholder reports and proxy statements that the Fund sends. If you would like to receive an additional copy, please call (800) 227-4618 or write to Mutual Fund Legal at AllianceBernstein L.P., 66 Hudson Boulevard East, New York, New York 10001. The Fund will then promptly deliver, upon request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Stockholders of a Fund wishing to receive separate copies of the Fund’s stockholder reports and proxy statements in the future, and stockholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.

Important Notice Regarding Availability of Proxy Materials for the Joint Meeting of Stockholders to be Held on Monday, August 3, 2026. This Proxy Statement is available on the Internet at
https://www.alliancebernstein.com/corporate/en/corporate-responsibility/corporate-governance/proxy-voting/mutual-fund-proxy-statements.html or at https://proxyvotinginfo.com/p/alliancebernstein2026.

PROPOSAL:

APPROVAL OF INVESTMENT ADVISORY AGREEMENTS

Background

On March 26, 2026, Equitable Holdings, Inc., a Delaware corporation (“Equitable”), the owner of the Adviser, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Equitable, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), and various Corebridge subsidiaries. Equitable and Corebridge have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses into a newly formed company (“HoldCo”). Equitable is the indirect parent of AllianceBernstein Corporation, the general partner of the Adviser. Equitable also holds 68% of the outstanding partnership interests of the Adviser.

At the effective time of the merger, each issued and outstanding share of Equitable and Corebridge common stock, outstanding performance share units granted under any Equitable stock plan and preferred stock will be converted into, and become exchangeable for, newly created corresponding shares of HoldCo common stock or preferred stock with substantially identical powers, preferences, privileges and rights as the previously issued Equitable or Corebridge common or preferred stock. Upon closing, current Equitable stockholders will own approximately 49% of HoldCo and current Corebridge stockholders will own approximately 51% of HoldCo. HoldCo will be the indirect parent of AllianceBernstein Corporation and will hold 68% of the outstanding partnership interests of the Adviser.

Currently, the Adviser and its affiliates do not anticipate that the merger will have a material impact on the Adviser or any affiliate of the Adviser providing services to the Funds. The Adviser’s current leadership and key investment teams are expected to stay in place, and no change in senior management’s strategy for the Adviser is anticipated as a result of the implementation of the merger.

Completion of the merger is subject to certain regulatory approvals and other conditions. This planned merger gives rise to the proposal to approve new advisory agreements.

The Funds are subject to Section 15 of the Investment Company Act of 1940, as amended (the “1940 Act”). Section 15 provides that any investment advisory agreement with a registered investment company such as each Fund, must terminate automatically upon its “assignment,” which includes any direct or indirect transfer of a controlling block of outstanding voting securities of an investment adviser or the parent company of an investment adviser. Such transfer is often referred to as a “Change of Control Event.”

Whether a particular transaction results in a Change of Control Event depends on the facts and circumstances of the transaction. Section 2(a)(9) of the 1940 Act defines the term “control” as “the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.” Section 2(a)(9) also creates certain rebuttable presumptions concerning “control” based on the ownership of a company’s voting securities. A “person” (defined to include individuals as well as companies) is presumed to “control” a company if the person beneficially owns more than 25% of the company’s voting securities, and is presumed not to control a company if the person beneficially owns 25% or less of the company’s voting securities “unless control actually exists in fact”. Under federal securities laws, the term “beneficial owner” is defined as a person who, either directly or indirectly, has or shares: (1) “voting power which includes the power to vote, or to direct the voting of” the ownership interest; or (2) “investment power which includes the power to dispose, or to direct the disposition of” the ownership interest. Using these definitions, any transaction that results in a person who is not a presumptive control person of an adviser to a registered fund becoming a presumptive control person of that adviser, or results in a person who was a presumptive control person of such adviser becoming a presumptive non-control person, constitutes an assignment of the advisory contract with the registered fund and results in its immediate termination. When that occurs, the assignment and the automatic termination provision of the advisory agreements is triggered. An automatic termination of the advisory agreements gives rise to the need for a stockholder vote to approve new advisory agreements with the Adviser.

It is anticipated that the closing of the transaction contemplated by the Merger Agreement may be deemed a Change of Control Event resulting in the automatic termination of the existing investment advisory agreements (“Current Agreements”) of the Funds. In order to ensure that the existing investment advisory services can continue uninterrupted following the transaction, the Boards have approved new investment advisory agreements with the Adviser in connection with the Merger Agreement. Stockholders are being asked to approve the new investment advisory agreements with the Adviser approved by the Boards (collectively, such new advisory agreements, the “Proposed Agreements”), which would, if approved by stockholders, be effective upon the later of such approval and the Change of Control Event. These agreements are described under the heading “Description of the Proposed Agreements” below.

The Adviser anticipates compliance with the conditions of Section 15(f) of the 1940 Act. Section 15(f) provides, in pertinent part, that affiliated persons of an adviser may receive any amount or benefit in connection with a sale of securities of, or a sale of any other interest in, such an adviser which results in an assignment of an investment advisory or sub-advisory agreement if, for a period of three years after the time of such a transaction, at least 75% of the members of the board of any investment company which it oversees are not “interested persons” (as defined in the 1940 Act) of the new or old investment adviser; and, if, for a two-year period, there is no “unfair burden” imposed on any such investment company as a result of the transaction. The Boards currently satisfy the 75% requirement of Section 15(f) and are expected to do so at the time of the merger transaction, and the Adviser has represented to the Boards that it will use its best efforts to ensure its and its affiliates’ compliance with the unfair burden condition for so long as this requirement of Section 15(f) applies.

Discussion

At the Meeting, stockholders of each Fund will be asked to consider and vote to approve a Proposed Agreement to ensure that existing investment advisory services can continue uninterrupted following the closing of the transaction contemplated by the Merger Agreement. A general description of each Proposed Agreement is included below.

As discussed above in the section entitled “Background,” the closing of the transaction contemplated by the Merger Agreement may result in a Change of Control Event, which would result in the automatic termination of the advisory agreement for each Fund with the Adviser.

At in-person Board meetings (the “Board Meeting”) held on May 5-7, 2026, the Adviser presented its recommendation that each Board consider and approve the Proposed Agreements. Each Board approved the Proposed Agreement for the Fund it oversees and recommended that stockholders of those Funds vote to approve the Proposed Agreements at the Meeting. The factors that the Board considered in approving the Proposed Agreements are set forth below under “Board Consideration of the Proposed Agreements” and in Appendix C to this Proxy Statement. Accordingly, the Board of each Fund recommended approval of the Proposed Agreement by stockholders of that Fund, as discussed in this Proxy Statement.

The Adviser

The Adviser is a Delaware limited partnership with principal offices at 501 Commerce Street, Nashville, Tennessee 37203. The Adviser is a leading global investment adviser supervising client accounts with assets as of March 31, 2026 totaling approximately $839 billion (of which approximately $158 billion represented assets of registered investment companies sponsored by the Adviser). As of March 31, 2026, the Adviser managed retirement assets for many of the largest public and private employee benefit plans (including 11 of the nation’s FORTUNE 100 companies), for public employee retirement funds in 33 of the 50 states, for investment companies, and for foundations, endowments, banks and insurance companies worldwide. The 26 registered investment companies managed by the Adviser, comprising approximately 91 separate investment portfolios, had as of March 31, 2026 approximately 2 million stockholder accounts.

Equitable (formerly AXA Equitable Holdings, Inc.) is a leading financial services company in the U.S. and consists of two well-established principal franchises, Equitable Financial Life Insurance Company and AllianceBernstein.

AllianceBernstein Corporation (an indirect wholly-owned subsidiary of Equitable) owns 100,000 general partnership units in AllianceBernstein Holding L.P. (“AB Holding”) and a 1% general partnership interest in the Adviser.

As of March 31, 2026, the ownership structure of the Adviser, expressed as a percentage of general and limited partnership interests, was as follows:

Equitable Holdings and its subsidiaries	68.0%
AllianceBernstein Holding L.P.	31.4%
Unaffiliated holders	0.6%

100.0%

Including both the general partnership and limited partnership interests in AB Holding and the Adviser, Equitable and its subsidiaries have an approximate 68.0% economic interest in the Adviser as of March 31, 2026.

The names and principal occupations of the Adviser’s chief executive officer (also a director) and directors are set forth below. Unless otherwise indicated, the business address of each person listed below is 501 Commerce Street, Nashville, Tennessee 37203.

NAME	PRINCIPAL OCCUPATION
Joan Lamm-Tennant	Chair of the Board of the Adviser and Chair of the Board of Equitable, Equitable Financial Life Insurance Company (“Equitable Financial”) and Equitable Financial Insurance Company of America (“Equitable America”).

Seth Bernstein	Chief Executive Officer of the Adviser and Senior Executive Vice President and Head of Investment Management and Research of Equitable.

Bruce Holley	Managing Director of Alvarez & Marsal’s Financial Services Industry Practice.

Daniel Kaye	Director of Equitable, Equitable Financial and Equitable America. Director of CME Group, Inc.

Nick Lane	Head of Retirement, Wealth Management & Protection Solutions of Equitable. President of Equitable Financial.

NAME	PRINCIPAL OCCUPATION
Das Narayandas	Edsel Bryant Ford Professor of Business Administration at Harvard Business School.

Mark Pearson	Director, President and Chief Executive Officer of Equitable. CEO and Director of Equitable Financial and Equitable America.

Robin Raju	Chief Financial Officer of Equitable.

Charles Stonehill	Director of Equitable, Equitable America and Equitable Financial.

Todd Walthall	Independent Director.

Description of the Proposed Agreements

The description of each Proposed Agreement that follows is qualified entirely by reference to the applicable form of each type of Proposed Agreement included in Appendix A to this Proxy Statement. Each Fund to which the respective form relates is also set forth in Appendix A. Each Proposed Agreement is identical in all material respects to the applicable Current Agreement, except that it reflects new effective and termination dates, as the Proposed Agreement would, if approved by stockholders of the Fund, become effective upon the later of such approval and the Change of Control Event. The material terms of each Proposed Agreement are discussed in more detail below.

	Proposed Agreement	Proposed Changes from Current Agreement
Contractual Management Fees	Appendix B includes the fee schedules for each Fund and provides information on the fees paid to the Adviser by each Fund.	No change is proposed in connection with the Proposal.

Advisory Services	Each Proposed Agreement provides that the Adviser will, subject to the oversight of the Directors and in accordance with the Fund’s prospectus, manage the investment and reinvestment of the assets of the Fund and administer its affairs. In this regard, it is the responsibility of the Adviser to make investment and reinvestment decisions for each Fund and to place the purchase and sale orders for each Fund. The Adviser provides research and advice, continuously supervises the investment portfolio of each Fund and pays the costs of certain clerical and administrative services involved in portfolio management.	No change is proposed in connection with the Proposal.

	Proposed Agreement	Proposed Changes from Current Agreement
Reimbursement of Administrative Expenses

The material terms regarding reimbursement of administrative expenses under each Proposed Agreement are as follows:

›  AGHIF

The Proposed Agreement for AGHIF does not include a reimbursement provision, because certain administrative and other services are provided by the Adviser pursuant to a separate administration agreement.

›  ANMIF

The Proposed Agreement for ANMIF includes a provision for the reimbursement to the Adviser of the costs of certain administrative services, including clerical, accounting and other services, that the Adviser provides to the Fund at the request of the Fund.

No change is proposed in connection with the Proposal.

Other Expenses

The material terms regarding other expenses under each Proposed Agreement are as follows:

›  AGHIF

The Proposed Agreement for AGHIF provides that AGHIF is responsible for the payment of various expenses, including the following: (a) management fee; (b) brokerage and commission expenses; (c) federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on AGHIF; (d) interest charges on borrowings; (e) organizational and offering expenses, whether or not advanced by the Adviser; (f) the cost of certain personnel providing certain services to AGHIF; (g) fees and expenses of registering AGHIF’s shares under the appropriate federal securities laws and of qualifying AGHIF’s shares under applicable state securities laws; (h) fees and expenses of listing and maintaining the listing of AGHIF’s shares on any national securities exchange; (i) expenses of printing and distributing reports to stockholders; (j) costs of proxy solicitation; (k) charges and expenses of AGHIF’s administrator, custodian and registrar, transfer agent and dividend disbursing agent; (l) compensation of AGHIF’s officers, directors and employees who do not devote any part of their time to the affairs of the Adviser or the affairs of affiliates of the Adviser other than AGHIF; (m) legal and auditing expenses; (n) the cost of stock certificates representing shares of AGHIF’s stock; and (o) costs of stationery and supplies.

No change is proposed in connection with the Proposal.

	Proposed Agreement	Proposed Changes from Current Agreement

›  ANMIF

The Proposed Agreement for ANMIF provides that ANMIF is responsible for the payment of various expenses, including the following: (a) management fee; (b) brokerage and commission expenses; (c) federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on the Fund; (d) interest charges on borrowings; (e) organizational and offering expenses, whether or not advanced by the Adviser; (f) the cost of certain personnel providing certain services to the Fund; (g) fees and expenses of registering shares of the Fund under the appropriate federal securities laws and of qualifying shares of the Fund under applicable state securities laws; (h) fees and expenses of listing and maintaining the listing of shares of the Fund on any national securities exchange; (i) the costs of maintaining the Fund’s existence as a Maryland corporation and the Fund’s authority to do business in New York; (j) expenses of printing and distributing reports to stockholders; (k) costs of proxy solicitation; (l) charges and expenses of the Fund’s custodians and registrar, transfer and dividend disbursing agent; (m) compensation of the Fund’s directors who are not affiliated with the Adviser; (n) legal and auditing expenses; (o) the cost of stock certificates representing shares of the Fund’s common stock; and (p) clerical, accounting and other office costs.

Exculpatory Provisions	The Proposed Agreements provide that the Adviser shall not be liable thereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing in the Proposed Agreements shall be deemed to protect, or purport to protect, the Adviser against any liability to the particular Fund or to its stockholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties thereunder, or by reason of the Adviser’s reckless disregard of its obligations and duties thereunder.	No change is proposed in connection with the Proposal.

Term and Continuance	A Proposed Agreement would, if approved by stockholders of the Fund, become effective upon the later of such approval and the Change of Control Event. Each Proposed Agreement would continue in effect for one year from its effective date and thereafter from year to year provided that its continuance is specifically approved at least annually by a vote of a majority of the Fund’s outstanding voting securities or by the Board, and in either case, by a majority of the Directors who are not parties to the Agreement or “interested persons” of any such party at a meeting called for the purpose of voting on such matter.	No change is proposed in connection with the Proposal. The Proposed Agreements would differ only to the extent of their effective and termination dates.

	Proposed Agreement	Proposed Changes from Current Agreement
Termination	Each Proposed Agreement automatically terminates upon assignment and is terminable with respect to the related Fund at any time without penalty by vote of the holders of a majority of the outstanding voting securities of the Fund or by vote of the directors of the Fund, in either case on 60 days’ written notice to the Adviser, or by the Adviser on 60 days’ written notice to the Fund. For more information on when the Current Agreement was last approved by stockholders, see Appendix B.	No change is proposed in connection with the Proposal.

Board Consideration of the Proposed Agreements

As described above, the Merger Agreement contemplates a transaction that may result ultimately in an indirect Change of Control Event for the Adviser, which in turn would result in the automatic termination of each Current Agreement. At the Board Meeting, the Adviser presented its recommendation that each Board consider and approve the Proposed Agreement with respect to the Fund it oversees. Following review and discussion with the Adviser, each of the Boards, including a majority of the Directors who are not interested persons of the Funds (the “Independent Directors”) as defined in the 1940 Act, approved at its Board Meeting the Proposed Agreement with the Adviser for the Fund overseen by that Board. The Boards, including the respective Independent Directors, also considered and approved interim advisory agreements with the Adviser (each, an “Interim Advisory Agreement”) at the Board Meeting, to be effective only in the event that stockholder approval of a Proposed Agreement had not been obtained as of the date of the Change of Control Event resulting in the automatic termination of an investment advisory agreement.

The decision by each of the Boards, including a majority of the Independent Directors, to approve the Proposed Agreement and Interim Advisory Agreement, as applicable, for the Fund overseen by that Board and to recommend approval of the Proposed Agreement by stockholders of that Fund was based on a determination by the Boards that it would be advisable and in the best interests of the Funds for the Adviser to continue providing investment advisory and related services for the Funds, without interruption.

Each of the Boards, including the Independent Directors of the Board, recommends approval of the Proposed Agreement for the Fund overseen by that Board by stockholders of the Fund.

The Boards reviewed detailed information on the Merger Agreement, including the ownership and control structure of the Adviser and its affiliated entities both before and after the transaction that may result ultimately in an indirect Change of Control Event for the Adviser. The Boards reviewed information about the potential impact of the transaction contemplated by the

Merger Agreement on the Adviser and each of the Adviser’s affiliates that provides services to the Funds. The Boards considered the Adviser’s statement that it does not anticipate that the Merger Agreement will have a material impact on the Adviser or any affiliates of the Adviser with respect to operations, personnel, organizational structure, capitalization, or financial and other resources.

The Boards further noted the Adviser’s representation that the Adviser anticipates compliance with the conditions of Section 15(f) of the 1940 Act, including that it will use its best efforts to ensure its and its affiliates’ compliance with the unfair burden condition for so long as the requirements of Section 15(f) apply.

Each of the Boards reviewed the Proposed Agreement and Interim Advisory Agreement with respect to the Fund it oversees with the Adviser and with experienced counsel who are independent of the Adviser, who advised on the relevant legal standards. The Independent Directors also discussed the proposed approvals in private sessions with their counsel.

A further description of the process followed by each Board in approving the Proposed Agreement for each Fund, including information reviewed, certain material factors considered, and certain related conclusions reached, is set forth in Appendix C to this Proxy Statement.

Each of the Boards has considered the Proposed Agreements and is recommending their approval, only with respect to the Fund that it oversees.

Approval of the Proposal requires the affirmative vote of the holders of a “majority of the outstanding voting securities,” of each Fund, as defined in the 1940 Act, which means the lesser of (i) 67% or more of the voting securities of the Fund present or represented by proxy if the holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund (“1940 Act Majority Vote”).

The Board, including the Independent Directors, of each Fund unanimously recommends that the stockholders of that Fund vote “FOR” the Proposal.

PROXY VOTING AND STOCKHOLDER MEETINGS

Stockholders may vote by attending the Meeting virtually and by following the instructions available on the Meeting website, by properly executing and returning the enclosed Proxy Card or by authorizing a proxy to vote their shares by telephone or through the Internet using the instructions provided on the enclosed Proxy Card.

Stockholders are encouraged to access the Meeting website prior to the start time to allow ample time to log into the Meeting webcast and test their computer system. For questions relating to participation at the Meeting by remote communication, please call Sodali at (888) 394-9364.

All properly executed and timely received proxies will be exercised at the Meeting in accordance with the instructions marked thereon or as otherwise provided therein. Accordingly, unless instructions to the contrary are marked on the proxies, the votes entitled to be cast by the stockholder will be cast “FOR” the approval of the investment advisory agreements.

Those stockholders who hold shares directly and not through a broker or nominee (that is, a stockholder of record) may authorize their proxies to cast their votes by completing a Proxy Card and returning it by mail in the enclosed postage-paid envelope as well as by telephoning toll free (877) 457-8420 or by authorizing a proxy through the Internet at www.proxyvotenow.com/abcef and following the directions on the Proxy Card. Owners of shares held through a broker or nominee (who is the stockholder of record for those shares) should follow directions provided to the stockholder by the broker or nominee to submit voting instructions. Instructions to be followed by a stockholder of record to authorize a proxy via telephone or through the Internet, including use of the control number on the stockholder’s Proxy Card and Notice of Internet Availability of Proxy Materials, are designed to verify stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholder instructions have been recorded properly. Stockholders who authorize proxies by telephone or through the Internet should not also return a Proxy Card. A stockholder of record may revoke the stockholder’s proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Funds at 66 Hudson Boulevard East, New York, New York 10001, by authorizing a later-dated proxy (either by signing and mailing another Proxy Card or by telephone or through the Internet, as indicated above), or by attending and voting at the virtual Meeting. Attendance alone is not sufficient to revoke a previously authorized proxy.

Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an “abstention”) or represent a broker “non-vote” (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote).

The approval of the Proposal for a Fund requires a 1940 Act Majority Vote. The stockholders of each Fund vote separately on the Proposal. An abstention or broker non-vote, if any, will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the Proposal.

Under Maryland law and each Fund’s Bylaws, no matters other than the Proposal may be brought before the Meeting.

A quorum for the Meeting will consist of the presence in person or by proxy of the holders of a majority of the Fund’s shares entitled to vote at the Meeting. In the event a quorum is not present at the Meeting, or, even if a quorum is so present, if sufficient votes in favor of the position recommended by the Board on the Proposal for a Fund described in the Proxy Statement are not timely received, the Chair of the Meeting is expected to authorize, or the persons named as proxies are expected to propose and vote for one or more adjournments of the Meeting for that Fund up to 120 days after the Record Date to permit further solicitation of proxies. A stockholder vote may be taken on the Proposal for a Fund prior to any adjournment if sufficient votes have been received for approval thereof. If a proposal to adjourn is submitted to stockholders, shares represented by proxies indicating a vote contrary to the position recommended by the Board on the Proposal will be voted against adjournment as to the Proposal.

The Meeting is scheduled as a joint meeting of the stockholders of the Funds because the stockholders of all the Funds are to consider and vote on the approval of new investment advisory agreements. Stockholders of each Fund will vote separately on the new investment advisory agreement for their Fund. An unfavorable vote by the stockholders of one Fund will not affect the vote on the new investment advisory agreement of the other Fund.

Each Fund has engaged Sodali, 430 Park Avenue, 14th Floor, New York, New York 10022, to assist in the distribution of proxy materials and the solicitation and tabulation of proxies for the Meeting. Sodali will receive fees of approximately $731,000 for its proxy solicitation services, which include the costs of printing and mailing proxy materials and reimbursement for certain other costs and out-of-pocket expenses incurred in connection with its services, all of which will be borne by the Adviser. The Adviser and Sodali may solicit proxies personally and by mail, telephone, fax, e-mail, text or the Internet.

Other Information

INFORMATION AS TO THE INVESTMENT ADVISER

AND THE ADMINISTRATOR OF THE FUNDS

Each Fund’s investment adviser is AllianceBernstein L.P., 501 Commerce Street, Nashville, Tennessee 37203. As noted above, AllianceBernstein L.P. also provides administrative services for the Funds. During the most recently completed fiscal year, the Funds did not pay any fees to affiliates of the Adviser or any commissions to affiliated broker-dealers. During AGHIF’s most recently completed fiscal year, the Fund reimbursed the Adviser $95,933 for certain administrative services.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, and Section 30(h) of the 1940 Act, and the rules thereunder, each Fund’s officers, Directors, persons who beneficially own more than 10% of the Fund’s equity securities, and certain additional persons are required to report their transactions in the Fund’s shares to the Securities and Exchange Commission (“SEC”), the New York Stock Exchange and the Fund. Based solely on written representations of such persons and on the review by each Fund of the copies of such reports that have been filed with the SEC, each Fund believes that all such filing requirements applicable to such persons were complied with, except that, with respect to each Fund, one late Form 3 was filed for Vercelia Petty, the Controller of each Fund, and with respect to AGHIF, one late Form 4 was filed for Gershon M. Distenfeld, a Vice President of the Fund.

OTHER MATTERS

Only the business set forth in the Notice of Joint Meeting of Stockholders may be brought before the Meeting.

APPRAISAL RIGHTS

Stockholders are not entitled to appraisal rights in connection with the Proposal.

STOCK OWNERSHIP

The outstanding voting shares of AGHIF as of the Record Date consisted of 86,229,677 shares of common stock. The outstanding voting shares of ANMIF as of the Record Date consisted of 28,744,936 shares of common stock and 4,000 2024 Variable Rate Demand Preferred Shares.

Information regarding person(s) who owned of record or were known by a Fund to beneficially own 5% or more of the Fund’s shares (or class of shares, if applicable) on May 26, 2026 (and as of May 29, 2026, with respect to stockholders of the 2024 Variable Rate Demand Preferred Shares) is provided in Appendix D.

SUBMISSION OF PROPOSALS

FOR NEXT ANNUAL MEETING OF STOCKHOLDERS

The Funds hold stockholder meetings annually. Proposals of stockholders intended to be presented at the next annual meeting of stockholders of a Fund must be received by the Fund by October 30, 2026 for inclusion in the Fund’s proxy statement and proxy card relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included, as stockholder proposals are subject to certain requirements under the federal securities laws and the Maryland General Corporation Law and must be submitted in accordance with each Fund’s Bylaws. To be presented at the 2027 Annual Meeting of Stockholders, a stockholder proposal that is not otherwise includable in the Proxy Statement for the 2027 Annual Meeting must be delivered by a stockholder of record to the Fund no sooner than September 30, 2026 and no later than October 30, 2026.

The persons named as proxies for the 2027 Annual Meeting of Stockholders will, regarding the proxies in effect at the meeting, have discretionary authority to vote on any matter presented by a stockholder for action at that meeting unless the Fund receives notice of the matter no sooner than September 30, 2026 and no later than October 30, 2026. If a Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the SEC.

REPORTS TO STOCKHOLDERS

Each Fund will furnish each person to whom this Proxy Statement or Notice of Internet Availability of Proxy Materials is delivered with a copy of its latest annual report to stockholders and its subsequent semi-annual report to stockholders, if any, upon request and without charge. To request a copy, please call AllianceBernstein Investments, Inc. at (800) 221-5672 or contact Mutual Fund Legal at AllianceBernstein L.P., 66 Hudson Boulevard East, New York, New York 10001.

By Order of the Boards of Directors,

Nancy E. Hay Secretary

June 23, 2026

New York, New York

APPENDIX A – FORMS OF PROPOSED AGREEMENTS

The forms of Proposed Agreements discussed in this Proxy Statement appear below.

FORM OF INVESTMENT ADVISORY CONTRACT

[AGHIF]

66 Hudson Boulevard East

New York, New York 10001

[     ], 2026

AllianceBernstein L.P.

501 Commerce Street

Nashville, Tennessee 37203

Dear Sirs:

We, the undersigned AllianceBernstein Global High Income Fund, Inc., herewith confirm our agreement with you as follows:

1. We are a closed-end management investment company registered under the Investment Company Act of 1940 (the “Act”). We propose to engage in the business of investing and reinvesting our assets in securities (“the portfolio assets”) of the type and in accordance with the limitations specified in our Articles of Incorporation, Bylaws, Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Act, and any representations made in our prospectus, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

2. (a) We hereby employ you to manage the investment and reinvestment of the portfolio assets as above specified and, without limiting the generality of the foregoing, to provide management and other services specified below.

   (b) You will make decisions with respect to all purchases and sales of the portfolio assets. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets. In all purchases, sales and other transactions in the portfolio assets you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

   (c) You will report to our Board of Directors at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in our portfolio, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe appropriate or as we reasonably may request. In making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the Securities Act of 1933, and the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.

   (d) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement at our request you will provide us persons satisfactory to our Board of Directors to serve as our officers. Such personnel may be employees of you or your affiliates. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.

3. We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) brokerage and commission expenses; (c) federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on us; (d) interest charges on borrowings; (e) our organizational and offering expenses, whether or not advanced by you; (f) fees and expenses of registering our shares under the appropriate federal securities laws and of qualifying our shares under applicable state securities laws; (g) fees and expenses of listing and maintaining the listing of our shares on any securities exchange; (h) expenses of printing and distributing reports to shareholders; (i) costs of proxy solicitation; (j) charges and expenses of our administrator, custodians and registrar, and our transfer and dividend paying agent; (k) compensation of our Directors, officers and employees who do not devote any part of their time to your affairs or the affairs of your affiliates other than us;

(l) legal and auditing expenses; (m) the cost of stock certificates representing shares of our common stock; and (n) costs of stationery and supplies.

4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

5. In consideration of the foregoing we will pay you a monthly fee at an annualized rate of [ ]% of our average weekly net assets. For purposes of the calculation of such fee, average weekly net assets shall be determined on the basis of our average net assets for each weekly period (ending on Friday) ending during the month. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a business day for us, then the calculation will be based on our net assets on the business day immediately preceding such Friday. Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. If our initial Registration Statement is declared effective by the Securities and Exchange Commission after the beginning of a month or this agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.

6. This agreement shall become effective on the date hereof and shall continue in effect for a term of one year from the date hereof, and may be continued for successive twelve-month periods (computed from each [     ]) provided that such continuance is specifically approved at least annually by our Board of Directors or by majority vote of the holders of our outstanding voting securities (as defined in the Act), and in either case, by a majority of our Board of Directors who are not interested persons, as defined in the Act, of any party to this agreement (other than as Directors of our corporation), provided further, however, that if the continuation of this agreement is not approved, you may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of our Board of Directors on 60 days’ written notice to you, or by you on 60 days’ written notice to us.

7. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The term “transfer”, “assignment” and “sale” as used in this paragraph shall have the meanings ascribed hereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

8. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of AllianceBernstein Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render service of any kind to any other trust, corporation, firm, individual or association.

   (b) You will notify us of any change in the general partner of your partnership within a reasonable time after such change.

9. If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the term “Alliance” or “Bernstein.” You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the term “Alliance” or “Bernstein” or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

10. This agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,
ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND, INC.
By:
Name:
Title:

Accepted: [   ], 2026

ALLIANCEBERNSTEIN L.P.
By:
Name:
Title:

FORM OF INVESTMENT ADVISORY CONTRACT

[ANMIF]

66 Hudson Boulevard East

New York, New York 10001

[    ], 2026

AllianceBernstein L.P.

501 Commerce Street

Nashville, Tennessee 37203

Dear Sirs:

We, the undersigned AllianceBernstein National Municipal Income Fund, Inc., herewith confirm our agreement with you as follows:

1. We are a closed-end management investment company registered under the Investment Company Act of 1940 (the “Act”). We propose to engage in the business of investing and reinvesting our assets in securities (“the portfolio assets”) of the type and in accordance with the limitations specified in our Charter, By-Laws, Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Act, and any representations made in our prospectus, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

2. (a) We hereby employ you to manage the investment and reinvestment of the portfolio assets as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.

   (b) You will make decisions with respect to all purchases and sales of the portfolio assets. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets. In all purchases, sales and other transactions in the portfolio assets you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sale or other transactions.

   (c) You will report to our Board of Directors at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in our portfolio, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe appropriate or as we reasonably may request. In making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the Securities Act of 1933, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objectives, policies and practices, including restrictions, applied to our portfolio.

(d) It is understood that you will (i) provide us with the services of persons competent to perform such administrative and clerical functions as are necessary to provide effective administration of our corporation, including maintaining certain books and records, such as journals, ledger accounts and other records described in Rule 31a-1 under the Act, initiating all money transfers from us to our custodians and from our account to appropriate customer accounts, and reconciling account information and balances among our custodians and registrar, transfer and dividend disbursing agent; (ii) oversee the performance of administrative services rendered to us by others, including our custodians and registrar, transfer and dividend disbursing agent; (iii) provide us with adequate office space and facilities; (iv) prepare financial information for the periodic updating of our registration statements and for our proxy statements; (v) prepare our tax returns, reports to our shareholders, and periodic reports to the Securities and Exchange Commission; (vi) calculate the net asset value of our shares of common stock; and (vii) perform such other administrative services for us as may be reasonably requested by us. It is also understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. During the continuance of this agreement at our request you will provide us persons satisfactory to our Board of Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering the services to us, provided that all time devoted to the investment or reinvestment of the portfolio assets shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.

3. We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) brokerage and commission expenses; (c) Federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on us; (d) interest charges on borrowings; (e) our organizational and offering expenses, whether or not advanced by you; (f) the cost of personnel providing services to us, as provided in paragraph 2(d) above; (g) fees and expenses of registering our shares under the appropriate federal securities laws and of qualifying our shares under applicable state securities laws; (h) fees and expenses of listing and maintaining the listing of our shares on any national securities exchange; (i) costs of maintaining our existence as a Maryland corporation and our authority to do business in New York; (j) expenses of printing and distributing our prospectus and reports to shareholders; (k) costs of proxy solicitation; (l) charges and expenses of our custodians and registrar, transfer and dividend disbursing agent; (m) compensation of our Directors who are not your affiliated persons; (n) legal and auditing expenses; (o) the cost of stock certificates representing shares of our common stock; (p) clerical, accounting and other office costs and costs of stationery and supplies.

4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

5. In consideration of the foregoing we will pay you a monthly fee at an annualized rate of 1/12th of [  ]% ([  ]% on an annualized basis) of our average daily net assets. Your compensation for the period from the date hereof through the last day of the month of the effective date hereof will be prorated based on the proportion that such period bears to the full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

6. This agreement shall become effective on the date hereof and shall continue for an initial term ending one year from the date hereof and may continue in effect thereafter provided that such continuance is specifically approved at least annually by our Board of Directors or by majority vote of the holders of our outstanding voting securities (as defined in the Act), and in either case, by a majority of our Board of Directors who are not interested persons, as defined in the Act, of any party to this agreement (other than as Directors of our corporation), provided further, however, that if the continuation of this agreement is not approved, you may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of our Board of Directors on 60 days’ written notice to you, or by you on 60 days’ written notice to us.

7. This agreement may not be assigned by you and this agreement shall terminate automatically in the event of any such assignment by you. The term “assignment” as used in this paragraph shall have the meanings ascribed thereto by the Act and any regulations or interpretations of the Commission thereunder.

8. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of AllianceBernstein Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render service of any kind to any other trust, corporation, firm, individual or association.

   (b) You will notify us of any change in the general partner of your partnership within a reasonable time after such change.

9. If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the term “Alliance” or “Bernstein.” You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the term “Alliance” or “Bernstein” or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

10. This agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,
ALLIANCEBERNSTEIN NATIONAL MUNICIPAL INCOME FUND, INC.
By:
Name:
Title:

Accepted: [    ], 2026

ALLIANCEBERNSTEIN L.P.
By:
Name:
Title:

APPENDIX B – INFORMATION REGARDING CURRENT AGREEMENTS

The Adviser currently serves as investment adviser to each Fund pursuant to each Fund’s current investment advisory agreement. The table below sets forth the date of each Fund’s current investment advisory agreement, the date it was last submitted to a vote of stockholders (in order to approve the agreement), the annual rate of the advisory fee, the annual rate at which advisory fees were paid by each Fund to the Adviser for the most recently ended fiscal year, the aggregate amount of advisory fees paid by each Fund to the Adviser for the Fund’s most recently ended fiscal year and each Fund’s net assets as of the most recently ended fiscal year.

Fund	Date of Agreement	Date of Last Stockholder Approval	Annual Rate of Advisory Fee	Annual Rate at Which Advisory Fees were Paid	Aggregate Amount of Management Fees Paid to Adviser ($)	Net Assets ($)	Has Compensation Been Waived, Reduced or Otherwise Agreed to be Reduced Under any Applicable Contract?
AllianceBernstein Global High Income Fund, Inc.	November 13, 2019	October 11, 2018	0.90% of average weekly net assets	0.90%	8,807,391	963,393,828	N

AllianceBernstein National Municipal Income Fund, Inc.	November 13, 2019	October 11, 2018	0.55% of Fund’s adjusted average daily net assets*	0.55%	2,918,985	350,811,480	Y

*

In computing daily net assets for purposes of determining the advisory fee payable, the Fund calculates daily the value of the total assets of the Fund, minus the value of the total liabilities of the Fund, except that the aggregate liquidation preference of 2024 Variable Rate Demand Preferred Shares, which is a liability for financial reporting purposes, is not deducted.

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APPENDIX C – BOARD CONSIDERATION OF THE PROPOSED AGREEMENTS

At a meeting of the Boards held in-person on May 5-7, 2026, the Adviser presented its recommendation that the Boards consider and approve the Proposed Agreements. The Current Agreements provide for automatic termination in the event of an assignment, and the closing of the transaction contemplated by the Merger Agreement may result in an assignment. The Proposed Agreements are being considered to take effect upon the closing, subject to stockholder approval. In connection with their approval of the Proposed Agreements, the Boards considered their conclusions in connection with their most recent approvals of the Current Agreements, including the Boards’ general satisfaction with the nature and quality of services being provided and, as applicable, actions taken or to be taken in an effort to improve investment performance or reduce expense ratios. Also in connection with their approval of the Proposed Agreements, the Boards considered a representation made to them at that time by the Adviser that there were no additional developments not already disclosed to the Boards since their most recent approvals of the Current Agreements that would be a material consideration to the Boards in connection with their consideration of the Proposed Agreements, except for matters disclosed to the Boards by the Adviser. The Directors considered the fact that each Proposed Agreement would have corresponding terms and conditions identical to those of the corresponding Current Agreement with the exception of the effective date and initial term under the Proposed Agreement.

The Directors considered their knowledge of the nature and quality of the services provided by the Adviser to each Fund gained from their experience as directors or trustees of registered investment companies advised by the Adviser, their overall confidence in the Adviser’s integrity and competence they have gained from that experience, the Adviser’s initiative in identifying and raising potential issues with the Directors and its responsiveness, frankness and attention to concerns raised by the Directors in the past, including the Adviser’s willingness to consider and implement organizational and operational changes designed to improve investment results and the services provided to the Funds. The Directors noted that they have four regular meetings each year, at each of which they review extensive materials and information from the Adviser, including information on the investment performance of each Fund.

The Directors also considered all factors they believed relevant, including the specific matters discussed below. During the course of their deliberations, the Directors evaluated, among other things, the reasonableness of the management fees of the Funds they oversee. The Directors did not identify any particular information that was all-important or controlling, and different Directors may have attributed different weights to the various factors. The Directors determined that the selection of the Adviser to manage the Funds, and the overall arrangements between the Funds and the Adviser, as provided in the Proposed Agreements, including the management fees, were fair and reasonable in light of the services performed under the Current Agreements and to be performed under the Proposed Agreements, expenses incurred and to be incurred and such other matters as the Directors considered relevant in the exercise of their business judgment. The material factors and conclusions that formed the basis for the Directors’ determinations included the following:

Nature, Extent and Quality of Services Provided

The Directors considered the scope and quality of services to be provided by the Adviser under the Proposed Agreements, including the quality of the investment research capabilities of the Adviser and the other resources it has dedicated to performing services for the Funds. They also considered the information that had been provided to them by the Adviser concerning the anticipated implementation of the Merger Agreement and the Adviser’s representation that it did not anticipate that such implementation would affect the management or structure of the Adviser, have a material adverse effect on the Adviser, or adversely affect the quality of the services provided to the Funds by the Adviser and its affiliates. The Directors noted that the Adviser from time to time reviews each Fund’s investment strategies and from time to time proposes changes intended to improve the Fund’s relative or absolute performance for the Directors’ consideration. They also noted the professional experience and qualifications of each Fund’s portfolio management team and other senior personnel of the Adviser. The Directors also considered that the Proposed Agreement for ANMIF, similar to the corresponding Current Agreement, provides that such Fund will reimburse the Adviser for the cost to it of providing certain clerical, accounting, administrative and other services to the Fund by employees of the Adviser or its affiliates, and that the Adviser receives similar reimbursements from AGHIF pursuant to a separate Administration Agreement with AGHIF. The Directors noted that historically, including in the most recent fiscal year of ANMIF, the Adviser has not requested such reimbursements. The Directors noted that the methodology to be used to determine the reimbursement amounts for AGHIF had been reviewed by an independent consultant at the request of the Directors. The quality of administrative and other services, including the Adviser’s role in coordinating the activities of the Funds’ other service providers, also was considered. The Directors concluded that, overall, they were satisfied with the nature, extent and quality of services to be provided to each Fund under the Proposed Agreement for the Fund.

Costs of Services to be Provided and Profitability

The Directors reviewed a schedule of the revenues and expenses and related notes indicating the profitability of each Fund to the Adviser for calendar years 2024 and 2025 that had been prepared with an expense allocation methodology arrived at in consultation with an independent consultant at the request of the

Directors. The Directors noted the assumptions and methods of allocation used by the Adviser in preparing fund-specific profitability data and understood that there are a number of potentially acceptable allocation methodologies for information of this type. The Directors noted that the profitability information reflected all revenues and expenses of the Adviser’s relationship with a Fund, including those relating to its subsidiary that provides shareholder services to the Fund. The Directors recognized that it is difficult to make comparisons of the profitability of the Proposed Agreements with the profitability of fund advisory contracts for unaffiliated funds because comparative information is not generally publicly available and is affected by numerous factors. The Directors focused on the profitability of the Adviser’s relationship with each Fund before taxes. The Directors concluded that the Adviser’s level of profitability from its relationship with each Fund was not unreasonable.

Fall-Out Benefits

The Directors considered the other benefits to the Adviser and its affiliates from their relationships with the Funds, and the money market fund advised by the Adviser in which the Funds invest, including, but not limited to, benefits relating to shareholder servicing fees paid by the Funds to a wholly owned subsidiary of the Adviser. The Directors recognized that the Adviser’s profitability would be somewhat lower without these benefits. The Directors understood that the Adviser also might derive reputational and other benefits from its association with the Funds.

Investment Results

In addition to the information reviewed by the Directors in connection with the Board meeting at which the Proposed Agreements were approved, the Directors receive detailed performance information for the Funds at each regular Board meeting during the year.

The Boards’ consideration of each Proposed Agreement was informed by their most recent approval of the related Current Agreement and, in the case of ANMIF, their discussion with the Adviser of the reasons for the Fund’s underperformance in the periods reviewed. On the basis of this review, the Directors determined to continue to monitor the performance of ANMIF closely and concluded that the investment performance for AGHIF was acceptable.

Management Fees and Other Expenses

The Directors considered the management fee rate (and, in the case of AGHIF, the combined management fee and administrative fee) payable by each Fund to the Adviser and information prepared by an independent service provider (the ‘‘15(c) provider’’) concerning management fee rates payable by other funds in the same category as the Fund. The Directors recognized that it is difficult to make comparisons of management fees because there are variations in the services that are included in the fees paid by other funds. The Directors compared each Fund’s contractual management fee rate with a peer group median.

The Adviser informed the Directors that there were no institutional products managed by the Adviser that utilize investment strategies similar to those of the Funds.

In connection with their consideration of each Fund’s management fee, the Directors considered the total expense ratio of the Fund in comparison to the medians for a peer group and a peer universe selected by the 15(c) provider. The Directors view expense ratio information as relevant to their evaluation of the Adviser’s services because the Adviser is responsible for coordinating services provided to a Fund by others.

The Boards’ consideration of each Proposed Agreement was informed by their most recent approval of the related Current Agreement. On the basis of this review, the Directors concluded that each Fund’s expense ratio was acceptable.

Economies of Scale

The management fee schedules for the Funds do not contain breakpoints that reduce the fee rates on assets above specified levels. The Directors considered that the Funds are closed-end fixed-income funds and were not expected to have meaningful asset growth (absent a rights offering or an acquisition). In such circumstances, the Directors did not view the potential for realization of economies of scale as a Fund’s assets grow to be a material factor in their deliberations. They noted that, if a Fund’s net assets were to increase materially, they would review whether potential economies of scale were being realized.

Interim Advisory Agreements

In approving the Interim Advisory Agreements, the Boards, with the assistance of independent counsel, considered similar factors to those considered in approving the Proposed Agreements. The Interim Advisory Agreements approved by the Boards are identical to the Proposed Agreements, as well as the Current Agreements, in all material respects except for their proposed effective and termination dates and provisions intended to comply with the requirements of the relevant SEC rule, such as provisions requiring escrow of advisory fees. Under an Interim Advisory Agreement, the Adviser would continue to manage a Fund until a new advisory agreement was approved by stockholders or until the end of the 150-day period after termination of the Current Agreement, whichever would occur earlier. All fees earned by the Adviser under an Interim Advisory Agreement would be held in escrow pending stockholder approval of the Proposed Agreement. Upon approval of a new advisory agreement by stockholders, the escrowed management fees would be paid to the Adviser, and the Interim Advisory Agreement would terminate.

APPENDIX D – STOCK OWNERSHIP

To the knowledge of each Fund, as of May 26, 2026 (and as of May 29, 2026, with respect to stockholders of the 2024 Variable Rate Demand Preferred Shares), the persons below owned of record or beneficially 5% or more of the noted class of outstanding shares of the Fund.

Fund	Class	Name	Location	Number of Shares of Class	% of Class
AllianceBernstein Global High Income Fund, Inc.	Common	Grace Partners of DuPage L.P.	Wheaton, IL	5,433,634	6.30%
AllianceBernstein National Municipal Income Fund, Inc.	Common	Pathstone Holdings, LLC	Englewood, NJ	3,088,392	10.74%
AllianceBernstein National Municipal Income Fund, Inc.	Common	Karpus Management, Inc.	Pittsford, NY	2,553,118	8.88%
AllianceBernstein National Municipal Income Fund, Inc.	Common	Allspring Global Investments Holdings, LLC	Charlotte, NC	1,464,577	5.10%
AllianceBernstein National Municipal Income Fund, Inc.	2024 Variable Rate Demand Preferred Shares	State Street Bank & Trust Company	North Quincy, MA	4,000	100%

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AllianceBernstein Global High Income Fund, Inc.

AllianceBernstein National Municipal Income Fund, Inc.

NOTICE OF JOINT MEETING OF STOCKHOLDERS AND

PROXY STATEMENT

June 23, 2026

ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND, INC. ALLIANCEBERNSTEIN NATIONAL MUNICIPAL INCOME FUND, INC. PROXY FOR THE JOINT MEETING OF STOCKHOLDERS TO BE HELD AUGUST 3, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARDS OF DIRECTORS The undersigned stockholder of the Funds listed on the reverse side (each a “Fund,” and collectively the “Funds”) hereby appoints each of Carol Rappa and Nancy E. Hay, collectively or individually, as proxies for the undersigned, with the power of substitution of each, to vote and act with respect to all shares of the Funds, which the undersigned is entitled to vote at the Joint Meeting of Stockholders (the “Meeting”) to be held virtually at 3:00 p.m., Eastern Time, on August 3, 2026, and at any postponements or adjournments thereof, upon the proposal described in the accompanying Notice of the Joint Meeting of Stockholders and Proxy Statement, which has been received by the undersigned the terms of each of which are incorporated by reference, and any other matter(s) that may come before the Meeting and to otherwise represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting, revoking all prior proxies given in connection with the Meeting. The proxies named will vote the shares represented by this proxy in accordance with the votes indicated on this ballot. IF THIS PROXY IS PROPERLY EXECUTED BUT NO VOTE IS INDICATED AS TO THE PROPOSAL, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. CONTROL NUMBER AUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted. Signature(s) and Title(s), if applicable Sign in the box above

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Joint Meeting of Stockholders to be held on August 3, 2026. Please refer to the Proxy Statement for a discussion of each of these matters. The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/alliancebernstein2026. This card represents all your accounts with the same registration and address. YOUR FUNDS YOUR FUNDS YOUR FUNDS FundName1 FundName2 FundName3 FundName4 FundName5 FundName6 This proxy is solicited on behalf of the Board of Directors. It will be voted as specified. If no specification is made, this proxy will be voted “FOR” the proposal. The Board of Directors has voted in favor of the proposal and recommends that you vote “FOR” the proposal. TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ? 1. To approve a new investment advisory agreement with AllianceBernstein L.P. To vote all Funds FOR ? To vote all Funds AGAINST ? To ABSTAIN votes for all Funds ?, or vote separately by Fund(s) below. If you own the same fund in multiple accounts, that fund name will appear multiple times. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 FundName1 ? ? ? 02 FundName2 ? ? ? 03 FundName3 ? ? ? 04 FundName4 ? ? ? 05 FundName5 ? ? ? 06 FundName6 ? ? ? YOUR SIGNATURE ON THIS CARD IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE BE SURE TO SIGN, DATE, AND RETURN ALL PAGES OF THIS CARD IN THE ENCLOSED ENVELOPE.